Exhibit 3.1

INDEX OF RESTATED AND AMENDED BYLAWS

OF

CULP, INC.

ARTICLE I OFFICES

Section 1.1	Principal Office	1

Section 1.2	Registered Office
Section 1.3	Other Offices	1

ARTICLE III BOARD OF DIRECTORS
Section 3.1	General Powers	15
Section 3.2	Number, Term and Qualifications	15
Section 3.3	Nomination and Election of Directors	15
Section 3.4	Removal	15

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Section 3.5	Vacancies	16

Section 3.6	Chair of Board	16
Section 3.7	Compensation	16

ARTICLE IV MEETINGS OF DIRECTORS
Section 4.1	Regular Meetings	16
Section 4.2	Special Meetings	16
Section 4.3	Notice of Meetings	16
Section 4.4	Waiver of Notice	16
Section 4.5	Quorum	17
Section 4.6	Manner of Acting	17
Section 4.7	Presumption of Assent	17
Section 4.8	Action Without Meeting	17
Section 4.9	Committees of the Board	17

ARTICLE VI CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 6.1	Contracts	21
Section 6.2	Loans	21
Section 6.3	Checks and Drafts	21
Section 6.4	Deposits	21

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RESTATED AND AMENDED BYLAWS
OF
CULP, INC.

(as amended, September 26, 2024)

Article I

OFFICES

Section 1.1 Principal Office. The principal office of Culp, Inc. (the “corporation”) shall be located at 1823 Eastchester Drive, High Point, Guilford County, North Carolina, or such other location as may be established from time to time by the Board of Directors.

Section 1.2 Registered Office. The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

Section 1.3 Other Offices. The corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may designate or as the affairs of the corporation may require from time to time.

Article II

MEETINGS OF SHAREHOLDERS

Section 2.1 Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall be fixed by the Chief Executive Officer, the Secretary of the corporation or the Board of Directors and designated in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that any meeting of shareholders shall not be held at any place and shall instead be held solely by means of remote communication as authorized under Section 55-7-09 of the North Carolina Business Corporation Act or any successor provision.

Section 2.2 Annual Meetings. The annual meeting of shareholders shall be held each year at such time and on such date as the Board of Directors may determine, for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting in accordance with these bylaws, including Section 2.15 of this Article II, and applicable law.

Section 2.3 Special Meetings. Special meetings of the shareholders of the corporation may be called at any time by the Chief Executive Officer, the President, or the Board of Directors.

Section 2.4 Notice of Meetings. Written notice stating the date, time and place, if any, of the meeting shall be given not less than ten nor more than sixty days before the date of any shareholders’ meeting, by personal delivery, by telegraph, teletype, or other form of wire or wireless communication, by facsimile transmission or by mail or private carrier, by or at the direction of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation to each shareholder of record entitled to vote at such meeting; provided that such notice must be given to all shareholders with respect to any meeting at which a merger or share exchange is to be considered and in such other instances as required by law. If the Board of Directors has authorized participation at the meeting by means of remote communication under Section 55-7-09 of the North Carolina Business Corporation Act or any successor provision thereof, the notice shall also describe the means of remote communication to be used. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, correctly addressed to the shareholder at his or her address as it appears on the current record of shareholders of the corporation, with postage thereon prepaid. Once notice of a meeting has been given in accordance with this Section 2.4, further notification is not required under the circumstances contemplated by Section 55‑7‑05(f) of the North Carolina Business Corporation Act or any successor provision if the corporation complies with the requirements specified therein.

In the case of a special meeting, the notice of meeting shall include a description of the purpose or purposes for which the meeting is called; but, in the case of an annual meeting, the notice of meeting need not include a description of the purpose or purposes for which the meeting is called unless such a description is required by the provisions of the North Carolina Business Corporation Act.

When a meeting is adjourned to a different date, time or place, if any, notice need not be given of the new date, time or place, if any, if the new date, time, place, if any, or means of remote communication, if applicable, is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting; but if a new record date is fixed for the adjourned meeting (which must be done if the new date is more than 120 days after the date of the original meeting), notice of the adjourned meeting must be given as provided in this Section 2.4 to persons who are shareholders as of the new record date.

Section 2.5 Waiver of Notice. Any shareholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the shareholder and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his or her proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his or her proxy objects to considering the matter before it is voted upon.

Section 2.6 Shareholders’ List. Before each meeting of shareholders, the Secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The list shall be kept on file at the principal office of the corporation, or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any shareholder, his or her agent or attorney at any time during regular business hours. To the extent required by the North Carolina Business Corporation Act, the list shall also be available at the meeting and shall be subject to inspection by any shareholder, his or her agent or attorney at any time during the meeting or any adjournment thereof.

Section 2.7 Voting Group. All shares of one or more classes or series that under the articles of incorporation or the North Carolina Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group. All shares entitled by the articles of incorporation or the North Carolina Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the articles of incorporation or specifically required by law.

Section 2.8 Presiding Officer and Secretary at Meetings. At each meeting of shareholders, the Chief Executive Officer, or if the Chief Executive Officer so designates, the Chair of the Board of Directors, or another person designated in writing by the Chief Executive Officer, or if no person is so designated, then a person designated by the Board of Directors, shall preside as chair of the meeting; if no person is so designated, then the meeting shall choose a chair by a majority of all votes cast at a meeting at which a quorum is present. As the presiding officer, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts, as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures may include, without limitation, the following: (a) the establishment of an agenda for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present at the meeting; (c) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) the determination of the circumstances in which any person may make a statement or ask questions and limitations on the time allotted to questions or comments; (f) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (g) the exclusion or removal of any shareholders or any other individual who refuses to comply with meeting rules, regulations, or procedures; (h) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (i) rules, regulations and procedures for compliance with any federal, state or local laws or regulations (including those concerning safety, health or security); (j) procedures, if any, requiring attendees to provide the corporation advance notice of their intent to attend the meeting; and (k) rules, regulations or procedures regarding the participation by means of remote communication of shareholders and proxy holders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. Unless and to the extent determined by the Board of Directors or the chair of the meeting, the chair of the meeting shall not be obligated to adopt or follow any technical, formal or parliamentary rules or principles of procedure. The Secretary of the corporation, or in the absence of the Secretary of the corporation, a person designated by the chair of the meeting, shall act as secretary of the meeting.

Section 2.9 Quorum. Shares entitled to vote as a separate voting group may take action on a matter at the meeting only if a quorum of those shares exists. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn; and, subject to the provisions of Section 2.4 of this Article II, at any adjourned meeting any business may be transacted that might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

Section 2.10 Proxies. Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy executed by the shareholder or by his or her duly authorized attorney-in-fact. An appointment of proxy is valid for eleven months from the date of its execution, unless a different period is expressly provided in the appointment form.

Section 2.11 Voting of Shares. Subject to the provisions of the corporation’s articles of incorporation, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Except in the election of directors as governed by the provisions of Section 3.3 of Article III, if a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote is required by law or the articles of incorporation or these bylaws.

Absent special circumstances, shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided, however, that this provision does not limit the power of the corporation to vote its own shares held by it in a fiduciary capacity.

Section 2.12 Informal Action by Shareholders. Any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents, describing the action so taken, shall be signed by all of the shareholders who would be entitled to vote upon such action at a meeting, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

If the corporation is required by law to give notice to nonvoting shareholders of action to be taken by unanimous written consent of the voting shareholders, then the corporation shall give the nonvoting shareholders, if any, written notice of the proposed action at least ten days before the action is taken.

Section 2.13 North Carolina Shareholder Protection Act. The provisions of Article 9 of Chapter 55 of the General Statutes of North Carolina, entitled “The North Carolina Shareholder Protection Act,” shall not apply to the corporation.

Section 2.14 North Carolina Control Share Act. The provisions of Article 9A of Chapter 55 of the General Statutes of North Carolina, entitled “The North Carolina Control Share Acquisition Act,” shall not apply to the corporation.

Section 2.15 Notice of Business to be Brought Before a Meeting.

(a) At an annual meeting of the shareholders of the corporation, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of the shareholders of the corporation, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the person acting as the presiding officer of the meeting pursuant to Section 2.8 of this Article II, or (iii) otherwise properly brought before the meeting by a shareholder present in person who (A) (1) was a record owner of shares of the corporation both at the time of giving the notice provided for in this Section 2.15 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.15 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders of the corporation. For purposes of this Section 2.15, “present in person” shall mean that the shareholder proposing that the business be brought before the annual meeting, or a qualified representative of such proposing shareholder, appear in person at such annual meeting if the annual meeting is held solely at a physical location or, in the event that the annual meeting permits shareholder attendance by means of remote communication, appear by such means of remote communication. A “qualified representative” of such proposing shareholder shall be a duly authorized officer, manager or partner of such shareholder or any other person authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the annual meeting of shareholders and such person must provide such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, to the Secretary of the corporation at or prior to such annual meeting. Shareholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.16 and 2.17 of this Article II and this Section 2.15 shall not be applicable to such nominations except as expressly provided in Section 2.16 and 2.17 of this Article II.

(b) Without qualification, for business to be properly brought before an annual meeting of the shareholders of the corporation by a shareholder, the shareholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.15. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public disclosure of the date of such annual meeting is first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 2.15, a shareholder’s notice to the Secretary of the corporation shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the corporation’s books and records); (B) the class or series and number of shares of the corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person or any of their affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the corporation as to which such Proposing Person or any of their affiliates or associates has a right to acquire beneficial ownership at any time in the future (whether or not such right is exercisable immediately or only after the passage of time or upon the satisfaction of any conditions or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; (C) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person or any of their affiliates or associates has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the corporation and (D) (x) if such Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Person responsible for (i) the formulation of and decision to propose the business to be brought before the meeting and (ii) making voting and investment decisions on behalf of the Proposing Person (irrespective of whether such person or persons have “beneficial ownership” for purposes of Rule 13d-3 of the Exchange Act of any securities owned of record or beneficially by the Proposing Person) (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person and the qualifications and background of such Responsible Person or (y) if such Proposing Person is a natural person, the qualifications and background of such natural person (the disclosures to be made pursuant to the foregoing clauses (A) and (D) are referred to as “Shareholder Information”);

(ii) As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer; (B) any performance-related fees (other than an asset-based fee) to which such Proposing Person, directly or indirectly, is entitled to receive based on any increase or decrease in the value of shares of any class or series of capital stock of the corporation or any Synthetic Equity Position; (C) any rights to dividends on the shares of any class or series of shares of the corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation; (D) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the corporation, any affiliate of the corporation, or any of their respective officers or directors; (E) any equity interests or any Synthetic Equity Position in any principal competitor of the corporation beneficially owned by such Proposing Person; (F) any material transaction occurring during the prior twelve (12) months between such Proposing Person, on the one hand, and the corporation, any affiliate of the corporation or any of their respective officers or directors or any principal competitor of the corporation, on the other hand; (G) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the corporation or any affiliate of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (H) any other material relationship between such Proposing Person, on the one hand, and the corporation, any affiliate of the corporation, or any of their respective officers or directors on the other hand; (I) a representation that such Proposing Person intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from shareholders in support of such proposal and (J) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (J) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and

(iii) As to each item of business that the Proposing Person proposes to bring before such annual meeting, (A) a description of the business desired to be brought before such annual meeting, the reasons for conducting such business at such annual meeting and any material interest in such business of each Proposing Person; (B) the text of the proposal or business (including the text of any resolutions or bylaw amendment proposed for consideration); (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

For purposes of this Section 2.15, the term “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before an annual meeting of shareholders of the corporation, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before such annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) with such shareholder in such solicitation.

For purposes of this Section 2.15, the term “Principal Competitor” means a competitor of the corporation with respect to any material line of business of the corporation as determined from time to time by the Chief Executive Officer of the corporation (it being understood that a stockholder may request from the corporation a list of the Principal Competitors prior to submitting a notice described in this Section 2.15 and the Secretary shall provide such list to the stockholder within five (5) business days after receipt of such request)

(d) A Proposing Person shall update and supplement its notice to the corporation of its intent to propose business at an annual meeting of shareholders of the corporation, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.15 shall be true and correct as of the record date for shareholders entitled to vote at such annual meeting and as of the date that is ten (10) business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation not later than five (5) business days after the record date for shareholders entitled to vote at such annual meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for such annual meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which such annual meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the shareholders.

(e) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting of the shareholders of the corporation that is not properly brought before such annual meeting in accordance with this Section 2.15. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before such annual meeting in accordance with this Section 2.15, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before such annual meeting shall not be transacted.

(f) This Section 2.15 is expressly intended to apply to any business proposed to be brought before an annual meeting of the shareholders of the corporation other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the corporation’s proxy statement. In addition to the requirements of this Section 2.15 with respect to any business proposed to be brought before an annual meeting of shareholders of the corporation, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.15 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 2.16 Notice of Nominations for Election to the Board of Directors.

(a) Nominations of any person for election to the Board of Directors at an annual meeting or special meeting of the shareholders of the corporation (but, with respect to a special meeting, only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these bylaws, or (ii) by a shareholder present in person (A) who was a record owner of shares of the corporation both at the time of giving the notice provided for in this Section 2.16 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.16 and Section 2.17 of this Article II as to such notice and nomination. For purposes of this Section 2.16, “present in person” shall mean that the shareholder proposing to nominate one or more candidates for election to the Board of Directors at the meeting, or a qualified representative of such shareholder, appear in person at such meeting if such meeting is held solely at a physical location or, in the event that such meeting permits shareholder attendance by means of remote communication, appear by such means of remote communication. A “qualified representative” of such proposing shareholder shall be a duly authorized officer, manager or partner of such shareholder or any other person authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must provide such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, to the Secretary of the corporation at or prior to the meeting of shareholders. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting of the shareholders of the corporation.

(b) (i) Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting of the shareholders of the corporation, the shareholder must (A) provide Timely Notice (as defined in Section 2.15 of this Article II) thereof in writing and in proper form to the Secretary of the corporation, (B) provide the information, agreements and questionnaires with respect to such shareholder and its candidate(s) for nomination as required to be set forth by this Section 2.16 and Section 2.17 of this Article II and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.16 and Section 2.17 of this Article II.

(ii) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting of the shareholders of the corporation, then for a shareholder to make any nomination of a person or persons for election to the Board of Directors at such special meeting, the shareholder must (A) provide Timely Notice thereof in writing and in proper form to the Secretary of the corporation at the principal executive offices of the corporation, (B) provide the information with respect to such shareholder and its candidate(s) for nomination as required by this Section 2.16 and Section 2.17 of this Article II and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.16. To be timely, a shareholder’s notice for nominations to be made at such special meeting must be delivered to, or mailed and received at, the principal executive offices of the corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.15 of this Article II) of the date of such special meeting was first made (solely for purposes of special meetings of shareholders of the corporation, the term “Timely Notice” shall mean such notice within the time periods set forth in this sentence).

(iii) In no event shall any adjournment or postponement of a meeting of the shareholders of the corporation or the announcement thereof commence a new time period (or extend any time period) for the giving of the shareholder’s notice with respect to such meeting as described above.

(iv) In no event may a Nominating Person (as defined below) provide Timely Notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting. If the corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (A) the conclusion of the time period for Timely Notice, (B) the date set forth in Section 2.16(b)(ii) or (C) the tenth (10th) day following the date of public disclosure (as defined in Section 2.15 of this Article II) of such increase.

(c) To be in proper form for purposes of this Section 2.16, a shareholder’s notice to the Secretary of the corporation shall set forth:

(i) As to each Nominating Person, the Shareholder Information (as defined in Section 2.15(c)(i) of this Article II, except that for purposes of this Section 2.16 the term

“Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.15(c)(i));

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.15(c)(ii) of this Article II, except that for purposes of this Section 2.16 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.15(c)(ii) of this Article II);

(iii) As to each Nominating Person, a reasonably detailed description of all agreements, arrangements and understandings (A) between or among any of the Nominating Persons and (B) between or among any Nominating Person and any other person or entity (including their names) in connection with the nomination of such candidate; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Nominating Person solely as a result of being the shareholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner;

(iv) A statement (i) whether or not the Nominating Person, (a) will deliver a proxy statement and form of proxy to holders of at least 67 percent of the voting power of all of the shares of capital stock of the corporation entitled to vote on the election of directors or (b) otherwise solicit proxies or votes from shareholders in support of such nomination and (ii) providing a representation as to whether or not such Nominating Person intends to solicit proxies in support of director nominees other than the corporation's director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and

(v) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) the name, age, business address and residence address of such candidate; (B) the principal occupation or employment of the candidate; (C) the class and number of shares of capital stock of the corporation that are held of record or are beneficially owned by the candidate or their affiliates or associates and any Synthetic Equity Position held or beneficially owned by the candidate or their affiliates or associates; (D) a description of any position of such candidate as an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the three (3) years preceding the submission of the notice; (E) all information with respect to such candidate for nomination that would be required to be set forth in a shareholder’s notice pursuant to this Section 2.16 and Section 2.17 of this Article II if such candidate for nomination were a Nominating Person; (F) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected); (G) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the Securities and Exchange Commission if such Nominating Person were the “registrant” for purposes of such Item 404 and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (G) are referred to as “Nominee Information”) and (H) a completed and signed questionnaire, representation and agreement as provided in Section 2.17(a) of this Article II.

For purposes of this Section 2.16, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting of the shareholders of the corporation, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation.

(d) A shareholder providing notice of any nomination proposed to be made at a meeting of the shareholders of the corporation shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.16 shall be true and correct as of the record date for shareholders entitled to vote at such meeting and as of the date that is ten (10) business days prior to the date of such meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation not later than five (5) business days after the record date for shareholders entitled to vote at such meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for such meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to such meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(e) In addition to the requirements of this Section 2.16 with respect to any nomination proposed to be made at a meeting of the shareholders of the corporation, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. If a shareholder fails to comply with any applicable requirements of the Exchange Act, including, but not limited to, Rule 14a-19 promulgated thereunder, such shareholder’s proposed nomination shall be deemed to have not been made in compliance with these bylaws and shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.16, if any Nominating Person (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the corporation of notices required thereunder in a timely manner and (3) no other Nominating Person has provided notice pursuant to, and in compliance with, Rule 14a-19 under the Exchange Act that it intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule

14a-19(b) under the Exchange Act, then such proposed nominee shall be disqualified from nomination, the corporation shall disregard the nomination of such proposed nominee and no vote on the election of such proposed nominee shall occur. Upon request by the corporation, if any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

Section 2.17 Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.

(a) To be eligible to be a candidate for election as a director of the corporation at an annual meeting or special meeting of the shareholders of the corporation, a candidate must be nominated in the manner prescribed in Section 2.16 of this Article II and the candidate for nomination, whether nominated by the Board of Directors (or a committee thereof) or by a shareholder, must have previously delivered, in the case of a candidate nominated by a shareholder, within the time periods required for the provision of a Timely Notice, and with respect to a candidate nominated by the Board of Directors (or a committee thereof), in accordance with the time period prescribed for delivery by the Board of Directors (or a committee thereof), to the Secretary of the corporation at the principal executive offices of the corporation, (i) a completed written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the corporation upon written request of a shareholder therefor) and (ii) a written representation and agreement (in a form provided by the corporation upon written request of a shareholder therefor) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the corporation, with such proposed nominee’s duties as a director of the corporation under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation or reimbursement for service as a director of the corporation that has not been disclosed therein, (C) if elected as a director of the corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), and (D) if elected as director of the corporation, intends to serve the entire term until the next meeting of the shareholders of the corporation which such candidate would face re-election.

(b) The Board of Directors may also require any proposed candidate for nomination as a director of the corporation to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of shareholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the corporation in accordance with the corporation’s Corporate Governance Guidelines.

(c) A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.17, if necessary, so that the information provided or required to be provided pursuant to this Section 2.17 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation not later than five (5) business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the shareholders.

(d) No candidate shall be eligible for nomination as a director of the corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.16 of this Article II and this Section 2.17, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.16 of this Article II and this Section 2.17, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any votes cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the votes cast for the nominee in question) shall be void and of no force or effect.

(e) Notwithstanding anything in these bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the corporation unless nominated and elected in accordance with Section 2.16 of this Article II and this Section 2.17 (it being understood that the Board of Directors may fill a director vacancy in accordance with Section 3.5 of Article III).

Section 2.18 White Proxy Card. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white. A white colored proxy card shall be reserved for the exclusive use by the Board of Directors.

Section 2.19 Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint one or more Inspectors of Election to act at such meeting or at any adjournment or adjournments thereof. If such Inspectors are not so appointed or fail or refuse to act, the chair of any such meeting may (and shall upon the request of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting) make such appointment. No such Inspector need be a shareholder of the corporation.

If there are three (3) or more Inspectors of Election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. The Inspector(s) of Election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; shall receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, assents and consents, and determine the result; and do such acts as may be proper to conduct the election and the vote with fairness to all shareholders. On request, the Inspector(s) shall make a report in writing of any challenge, question or matter determined by them, and shall make and execute a certificate of any fact found by them.

Article III

BOARD OF DIRECTORS

Section 3.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors.

Section 3.2 Number, Term and Qualifications. The number of directors constituting the Board of Directors shall be not less than five (5) nor more than nine (9) as may be fixed by resolution duly adopted by the Board of Directors at any regular or special meeting of the Board of Directors; and, in the absence of such a resolution, the number of directors shall be the number elected at the preceding annual meeting. Any directorships not filled by the shareholders shall be treated as vacancies to be filled by and in the discretion of the Board of Directors.

The directors shall be elected each year to serve for terms of one year, or until their successors shall be elected and shall qualify. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

Section 3.3 Nomination and Election of Directors. Except as provided in the corporation’s articles of incorporation or in Section 3.5 of this Article III, the directors shall be elected at the annual meeting of shareholders, or at a special meeting of shareholders, provided that the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting; and those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected.

Section 3.4 Removal. Any director may be removed at any time with or without cause by a vote of the shareholders holding a majority of the outstanding shares entitled to vote at an election of directors. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him or her. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. If any directors are so removed, new directors may be elected at the same meeting.

Section 3.5 Vacancies. Any vacancy occurring in the Board of Directors, including without limitation a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by the shareholders or by the Board of Directors, whichever group shall act first. If the directors remaining in office do not constitute a quorum, the directors may fill the vacancy by the affirmative vote of a majority of all the remaining directors, or by the sole remaining director, remaining in office. If the vacant office was held by a director elected by a voting group, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

Section 3.6 Chair of Board. There may be a Chair of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chair shall preside at all meetings of the Board of Directors and shall perform such other duties as may be directed by the Board.

Section 3.7 Compensation. The Board of Directors may provide for the compensation of directors for their services as such and for the payment or reimbursement of any or all expenses incurred by them in connection with such services.

Article IV

MEETINGS OF DIRECTORS

Section 4.1 Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders, or at such other time and place as the Board of Directors may determine. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

Section 4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, or by any two directors. Such a meeting may be held either within or without the State of North Carolina, as fixed or persons calling the meeting.

Section 4.3 Notice of Meetings. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give or cause to be given notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called. Any duly convened regular or special meeting may be adjourned by the directors to a later time without further notice.

Section 4.4 Waiver of Notice. Any director may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the director entitled to the notice and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A director’s attendance at or participation in a meeting waives any required notice of such meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 4.5 Quorum. Unless the articles of incorporation or these bylaws provide otherwise, a majority of the number of directors fixed by or pursuant to these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 4.6 Manner of Acting. Except as otherwise provided in the articles of incorporation or these bylaws, including Section 4.9 of this Article IV, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4.7 Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or to transacting business at the meeting, or (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) he or she files written notice of his or her dissent or abstention with the presiding officer of the meeting before its adjournment or with the corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 4.8 Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. Action so taken is effective when the last director signs the consent and delivers it to the corporation, unless the consent specifies a different effective date. A director’s consent to action without meeting or revocation thereof may be in electronic form and delivered by electronic means.

Section 4.9 Committees of the Board. The Board of Directors may create an Executive Committee, a Nominating Committee and other committees of the board and appoint members of the Board of Directors to serve on them. The creation of a committee of the board and appointment of members to it must be approved by the greater of (a) a majority of the number of directors in office when the action is taken or (b) the number of directors required to take action pursuant to Section 4.6 of this Article IV. Each committee of the board must have two or more members and, to the extent authorized by law and specified by the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation. Any vacancy occurring in a committee shall be filled by the vote of a majority of the number of directors fixed by these bylaws at a regular or special meeting of the Board of Directors. Any member of a committee may be removed at any time with or without cause by a majority of the number of directors fixed by these bylaws. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors when required. If action taken by a committee is not thereafter formally considered by the Board of Directors, a director may dissent from such action by filing his or her written objection with the Secretary of the corporation with reasonable promptness after learning of such action. The provisions in these bylaws governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees of the Board of Directors established under this Section 4.9.

Article V

OFFICERS

Section 5.1 Officers of the Corporation. The officers of the corporation shall consist of a Chief Executive Officer, President, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as may from time to time be appointed by or under the authority of the Board of Directors. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

Section 5.2 Appointment and Term. The officers of the corporation shall be appointed by the Board of Directors or by a duly appointed officer authorized by the Board of Directors to appoint one or more officers or assistant officers. Each officer shall hold office until his or her death, resignation, retirement, removal or disqualification, or until his or her successor shall have been appointed.

Section 5.3 Compensation of Officers. The compensation of all officers of the corporation shall be fixed by or under the authority of the Board of Directors, and no officer shall serve the corporation in any other capacity and receive compensation therefor unless such additional compensation shall be duly authorized. The appointment of an officer does not itself create contract rights.

Section 5.4 Removal. Any officer may be removed by the Board of Directors at any time with or without cause; but such removal shall not itself affect the officer’s contract rights, if any, with the corporation.

Section 5.5 Resignation. An officer may resign at any time by communicating his or her resignation to the corporation, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date that is accepted by the corporation, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date. An officer’s resignation does not affect the corporation’s contract rights, if any, with the officer.

Section 5.6 Bonds. The Board of Directors may by resolution require any officer, agent, or employee of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his or her respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

Section 5.7 Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation and, subject to the supervision of the Board of Directors, shall have the general powers and duties of supervision and management of the business of the corporation and its officers and agents, usually vested in the office of president of a corporation. The Chief Executive Officer shall have all such powers with respect to such business and affairs as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the corporation, to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the corporation pending final action by the Board of Directors with respect to continued suspension, removal, or reinstatement of such officer. The Chief Executive Officer shall have the authority to institute or defend legal proceedings when the directors are deadlocked. The Chief Executive Officer shall sign, with the Secretary, an Assistant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe. In addition, the power and authority to appoint, remove, withdraw officers, or change titles of officers is delegated to the Chief Executive Officer, subject to approval, or disapproval, of the Board of Directors at their next meeting following such appointment, removal, withdrawal, or change of title. The Chief Executive Officer, when present, shall preside at all meetings of the shareholders, or may appoint another officer or director to preside.

Section 5.8 President. The President shall have such powers and duties as may be prescribed from time to time by the Board of Directors or as may be delegated from time to time by the Chief Executive Officer. The President shall exercise the powers of the Chief Executive Officer during that officer’s absence or inability to act. With the approval of the Board of Directors, the same individual may simultaneously occupy both the office of President and Chief Executive Officer.

Section 5.9 Vice Presidents. In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice Presidents in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary of the corporation, certificates for shares of the corporation; and shall perform such other duties as from time to time may be prescribed by the Chief Executive Officer or Board of Directors.

Section 5.10 Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders, of the Board of Directors and of all committees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) maintain and authenticate the records of the corporation and be custodian of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chief Executive Officer, President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) maintain and have general charge of the stock transfer books of the corporation; (g) keep or cause to be kept in the State of North Carolina at the corporation’s registered office or principal place of business a record of the corporation’s shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, and prepare or cause to be prepared shareholder lists prior to each meeting of shareholders as required by law; (h) attest the signature or certify the incumbency or signature of any officer of the corporation; and (i) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be prescribed by the Chief Executive Officer or by the Board of Directors.

Section 5.11 Assistant Secretaries. In the absence of the Secretary or in the event of his or her death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be prescribed by the Secretary, by the Chief Executive Officer or by the Board of Directors. Any Assistant Secretary may sign, with the Chief Executive Officer, President or a Vice President, certificates for shares of the corporation.

Section 5.12 Vice President — Chief Financial Officer. The Vice President — Chief Financial Officer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He or she shall keep full and accurate accounts of the finances of the corporation in books especially provided for that purpose; and he or she shall cause to be prepared statements of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, and shall cause such statements to be filed at the registered or principal office of the corporation within four months after the end of such fiscal year, and shall mail such statements, or a written notice of their availability, to each shareholder within 120 days after the end of each such fiscal year. The statement so filed shall be kept available for inspection by any shareholder for a period of ten years; and the Vice President — Chief Financial Officer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his or her written request therefor. The Vice President — Chief Financial Officer shall, in general, perform all duties incident to his or her office and such other duties as may be assigned to him or her from time to time by the Chief Executive Officer or by the Board of Directors.

Section 5.13 Treasurer. The Treasurer shall, in the absence or disability of the Vice President — Chief Financial Officer, perform the duties and exercise the powers of that office, and shall, in general, perform such other duties as shall be assigned to him or her by the Vice President — Chief Financial Officer, the Chief Executive Officer, or the Board of Directors.

Section 5.14 Assistant Treasurers. In the absence of the Treasurer or in the event of his or her death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them by the Treasurer, by the Chief Executive Officer or by the Board of Directors.

Article VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 6.2 Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

Section 6.3 Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by the Board of Directors.

Section 6.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as may be selected by or under the authority of the Board of Directors.

Article VII

SHARES AND THEIR TRANSFER

Section 7.1 Certificates for Shares. The shares of the corporation’s stock may be certificated or uncertificated, as permitted by the North Carolina Business Corporation Act. Any certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Certificates shall be signed by the Chief Executive Officer, President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer of the corporation. Any certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom shares are issued, with the number and class of shares and the date of issue, shall be entered on the stock transfer books of the corporation.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of North Carolina, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented and any restrictions on the transfer or registration of such shares of stock imposed by the corporation’s Articles of Incorporation, these bylaws, any agreement among shareholders or any agreement between shareholders and the corporation.

Section 7.2 Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of any certificate for such shares.

Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the corporation. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto, and the transaction shall be recorded upon the books of the corporation.

Section 7.3 Lost Certificate. The Board of Directors may issue (i) a new certificate or certificates of stock, or (ii) uncertificated shares in place of any certificate theretofore issued by the corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate to have been lost or destroyed. When authorizing such issuance, the Board of Directors shall require that the owner of such lost or destroyed certificate, or his or her legal representative, give the corporation a bond in such sum and with such surety or other security as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the directors the circumstances justify omission of a bond.

Section 7.4 Fixing Record Date. The Board of Directors may fix a past or future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, to demand a special meeting or to take any other action. Such record date may not be more than seventy days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders.

The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

Section 7.5 Holder of Record. Except as otherwise required by law, the corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote and to otherwise exercise the rights, powers and privileges of ownership of such shares.

Section 7.6 Shares Held by Nominees. The corporation shall recognize the beneficial owner of shares registered in the name of a nominee as the owner and shareholder of such shares for certain purposes if the nominee in whose name such shares are registered files with the Secretary of the corporation a written certificate in a form prescribed by the corporation, signed by the nominee, indicating the following: (i) the name, address and taxpayer identification number of the nominee, (ii) the name, address and taxpayer identification number of the beneficial owner, (iii) the number and class or series of shares registered in the name of the nominee as to which the beneficial owner shall be recognized as the shareholder and (iv) the purposes for which the beneficial owner shall be recognized as the shareholder.

The purposes for which the corporation shall recognize the beneficial owner as the shareholder may include the following: (i) receiving notice of, voting at and otherwise participating in shareholders’ meetings; (ii) executing consents with respect to the shares; (iii) exercising dissenters’ rights under Article 13 of the North Carolina Business Corporation Act; (iv) receiving distributions and share dividends with respect to the shares, (v) exercising inspection rights; (vi) receiving reports, financial statements, proxy statements and other communications from the corporation; (vii) making any demand upon the corporation required or permitted by law; and (viii) exercising any other rights or receiving any other benefits of a shareholder with respect to the shares.

The certificate shall be effective ten (10) business days after its receipt by the corporation and until it is changed by the nominee, unless the certificate specifies a later effective time or an earlier termination date.

If the certificate affects less than all of the shares registered in the name of the nominee, the corporation may require the shares affected by the certificate to be registered separately on the books of the corporation with (i) a notation on the corporation’s records for uncertificated shares or (ii) a conspicuous legend for certificated shares, in each case stating that there is a nominee certificate in effect with respect to such shares.

Article VIII

INDEMNIFICATION OF DIRECTORS

Section 8.1 Indemnification of Directors. The corporation shall indemnify and hold harmless any person who at any time serves or has served as a director of the corporation to the fullest extent from time to time permitted by law in the event such person is made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding, and any appeal therein (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or serves or served any other enterprise (including service as trustee or administrator under any employee benefit plan of the corporation or of any wholly owned subsidiary of the corporation) as a director, officer, employee or agent at the request of the corporation. The rights of any director or former director hereunder shall, to the fullest extent from time to time permitted by law, cover all liability and expense, including without limitation all attorneys’ fees and expenses, judgments, fines, excise taxes and, subject to Section 8.3 of this Article VIII, amounts paid in settlement, and all expenses incurred by such director or former director in enforcing his or her rights hereunder.

Section 8.2 Advancement of Expenses. To the fullest extent from time to time permitted by law, the corporation shall pay the expenses of any person who at any time serves or has served as a director of the corporation or of any wholly owned subsidiary of the corporation, including attorneys’ fees and expenses, incurred in defending any action, suit or proceeding described in Section 8.1 of this Article VIII in advance of the final disposition of such action, suit or proceeding.

Section 8.3 Settlements. The corporation shall not be liable to indemnify any such director or former director for any amounts paid in settlement of any proceeding effected without the corporation’s written consent. The corporation will not unreasonably withhold its consent in any proposed settlement.

Section 8.4 Benefit of Provisions. The rights set forth in this Article VIII shall inure to the benefit of any such director or former director, whether or not he or she is an officer, director, employee or agent at the time such liabilities or expenses are imposed or incurred, and whether or not the claim asserted against him or her is based upon matters that antedate the date of adoption of this Article VIII, and in the event of his or her death shall extend to his or her legal representative. The rights of directors and former directors under this Article VIII shall be in addition to and not exclusive of any other rights to which they may be entitled under any statute, agreement, insurance policy or otherwise. Any person who at any time after the adoption of this Article VIII serves or has served in any of the capacities described herein for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights of indemnification provided herein.

Section 8.5 Authorization. The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this Article VIII, including without limitation, to the extent needed, making a determination that indemnification is permissible in the circumstances and making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him or her. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. To the extent needed, the Board of Directors shall give notice to, and obtain approval by, the shareholders of the corporation for any decision to indemnify.

Article IX

GENERAL PROVISIONS

Section 9.1 Distributions. The Board of Directors may from time to time authorize, and the corporation may grant, distributions and share dividends to its shareholders pursuant to law and subject to the provisions of its articles of incorporation.

Section 9.2 Seal. The corporate seal of the corporation shall consist of two concentric circles between which is the name of the corporation and in the center of which is inscribed SEAL; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the corporation.

Section 9.3 Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors.

Section 9.4 Amendments. Except as otherwise provided herein, in the articles of incorporation or by law, these bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

The Board of Directors shall have no power to adopt a bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; (2) providing for the management of the corporation otherwise than by the Board of Directors or its committees; (3) classifying and staggering the election of directors.

No bylaw adopted, amended or repealed by the shareholders shall be readopted, amended or repealed by the Board of Directors, unless the articles of incorporation or a bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular bylaw or the bylaws generally.

Section 9.5 Definitions. Unless the context otherwise requires, terms used in these bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein.